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                                                                    EXHIBIT 99.2

  CAROLINA FIRST BANCSHARES, INC.       COMMUNITY BANK & TRUST CO.

      JOINT PRESS RELEASE

  FOR RELEASE:   December 1, 1998       CONTACT: Carolina First BancShares, Inc.
                                                     Lincolnton, N.C.
                                                    James E. Burt, III
                                                      (704) 732-2222
                                                  Community Bank & Trust Co.
                                                         Marion, NC
                                                      Ronnie D. Blanton
                                                      (828) 652-1112

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     Carolina First BancShares, Inc., Lincolnton, North Carolina and Community
Bank & Trust Co., Marion, North Carolina today announced that they have extended their Merger Agreement through December 31, 1998 in a joint statement released by James E. Burt, III, President of Carolina First, and Ronnie D. Blanton, President of Community Bank. Burt and Blanton stated: "Our merger remains in the best interest of our respective shareholders, customers, communities and employees. This extension will enable us to respond to questions raised by the Federal Reserve as a result of charges made against a former Carolina First officer."

     Carolina First BancShares, Inc. is the parent Company of Lincoln Bank of North Carolina and Cabarrus Bank of North Carolina. Its stock is listed in The Charlotte Observer under the Interdealer stock section and carries the symbol CAFP in the over-the-counter market (pink sheets).